UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ x ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -12

                               VSE CORPORATION
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ x ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each Class of securities to which transaction applies:  N/A

2. Aggregate number of securities to which transaction applies:  N/A

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4. Proposed maximum aggregate value of transaction:  N/A

5. Total fee paid:  N/A

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1. Amount previously paid:  N/A

2. Form, Schedule or Registration Statement No.:  N/A

3. Filing Party:  N/A

4. Date Filed:  N/A


                               VSE CORPORATION
                           2550 Huntington Avenue
                         Alexandria, VA 22303-1499

March 24, 2009

Dear VSE Stockholder:

The 2009 Annual Stockholders' Meeting for VSE CORPORATION ("VSE") will be held at 10:00 A.M., Eastern Standard Time on May 5, 2009 at the VSE Building,
2550 Huntington Avenue, Alexandria, VA 22303-1499. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of eight directors of VSE, each to serve for a one-year period;
2.	the ratification of the appointment of Ernst & Young LLP as VSE's independent registered public accounting firm for the year ending December 31, 2009; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. VSE's Board of Directors is not aware of any such business. Stockholders of record at the close of business on March 6, 2009 are the Stockholders entitled to vote at the Annual Meeting.

Your Board of Directors recommends a vote "FOR" each of the above proposals.

You may access the following proxy materials on the internet at http://www.cfpproxy.com/3307; (i) Notice of the Annual Meeting, (ii) the
2008 Annual Report to Stockholders and (iii) the Annual Meeting Proxy Statement.

If you would like a paper or e-mail copy of the proxy materials mailed or e-mailed to you, you may request one:

*	by calling 800-951-2405 (please have handy your Stockholder Control
        Number, which is printed at the bottom of the notice), or

*	by sending an email to fulfillment@rtco.com and by inserting your
        Stockholder Control Number in the subject line, or

*	by making your request online at http://www.cfpproxy.com/3307 and inserting your Stockholder Control Number when prompted.

You will have the opportunity to make your request for paper or e-mail copies apply to all future annual stockholder meetings (which you may later revoke at any time) or only for the 2009 Annual Stockholders' Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2009

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Annual Meeting Proxy Statement and the 2008 Annual Report to Stockholders are available at http://www.cfpproxy.com/3307.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this notice on or before April 24, 2009 to facilitate timely delivery.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, which can be found in the bottom right hand corner of this notice and the web address and/or toll-free phone. No other personal information will be required in order to vote in this manner. If you request a paper or e-mail copy of these documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card and sign and return. You may also vote in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of VSE Common Stock as of the close of business on the record date. Please cast your vote promptly. Thank you for your continued support!

If you want to receive a paper or e-mail copy of these documents, you can request one at any time. There is no charge to you for requesting a copy.
Please make your request for a copy of these reports by April 24, 2009 to ensure delivery before the shareholder meeting.

To request a paper or e-mail copy of these items, you will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then either:

>	Call our toll-free number, (800) 951-2405; or
>	Visit our website at http://www.cfpproxy.com/3307; or
>	Send us an email at fulfillment@rtco.com

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

See Reverse side for driving directions		      Stockholder Control Number



Directions to VSE Building

Metro Rail Directions: Take Yellow line to end (Huntington); take escalator down to lower platform/busses and walk toward street (Huntington Ave) and VSE HQ is first office building diagonal left across street.